Exhibit T3A33

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

公司註冊證書

                              ***

I hereby certify that

本人謹此證明

CHINA MANFORT PROPERTIES LIMITED

中國萬科地產有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,

於本日在香港依據公司條例註冊成為

and that this company is limited.

有限公司。

Issued by the undersigned on     28 September 2007.

本證書於二ＯＯ七年九月二十八日簽發。

/s/ Nancy O. S. Yau for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 邱愛琛 代行）

公司更改名稱證明書

CERTIFICATE OF CHANGE OF NAME

                                  ***

本人謹此證明

I hereby certify that

CHINA MANFORT PROPERTIES LIMITED

中國萬科地產有限公司

已藉特別決議更改其名稱，該公司根據

having by special resolution changed its name, is now incorporated under the

香港法例第622章《公司條例》註冊的名稱現為

Companies Ordinance (Chapter 622 of the Laws of Hong Kong) in the name of

Kaisa Investment Consulting Limited

佳兆業投資咨詢有限公司

本證明書於二Ｏ一四年八月二十五日發出。

Issued on     25 August 2014.

/s/ Ada L L Chung
香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies Hong Kong Special Administrative Region

註  Note :

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

CHINA MANFORT PROPERTIES LIMITED

中國萬科地產有限公司

Incorporated the 28th day of September, 2007.

HONG KONG

No. 1171268

[COPY]

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

CHINA MANFORT PROPERTIES LIMITED

中國萬科地產有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 28 September 2007.

(Sd.) Miss Nancy O. S. YAU
for Registrar of Companies
Hong Kong

Printed by: Company Kit Registrations Limited Tel: 2869 1893 Fax: 2869 1896

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

CHINA MANFORT PROPERTIES LIMITED

中國萬科地產有限公司

First:- The name of the Company is “CHINA MANFORT PROPERTIES LIMITED 中國萬科地產有限公司”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

1

I/We, the person(s), whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we agree to take the number of share(s) in the capital of the Company set opposite to my/our name(s): -

Name(s), Address(es) and Description(s) of Subscriber(s)	Number of Share(s) taken by each subscriber(s)
(Chop) Country of Origin Co., Limited 27/F Tung Wai Commercial Building 111 Gloucester Road Wanchai Hong Kong (Corporation)	One

Total Number of Share(s) Taken	One

Dated the 21st day of September, 2007.

WITNESS to the above signature(s):

(Sd.) LEUNG Shi Ho
(Accountant)
27/F Tung Wai Commercial Building
111 Gloucester Road Wanchai Hong Kong

2